                          NEW ISSUE MARKETING MATERIALS
                          -----------------------------
                                 $ [469,777,000]
                   CHASEFLEX TRUST SERIES 2006-1 CERTIFICATES
                                 ISSUING ENTITY

                       CHASE MORTGAGE FINANCE CORPORATION
                                    Depositor

                            JPMORGAN CHASE BANK, N.A.
                                    Servicer

                             CHASE HOME FINANCE LLC

                               Sponsor and Seller

                           J.P. MORGAN SECURITIES INC.
                                   Underwriter

--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.


--------------------------------------------------------------------------------
JPMorgan [GRAPHIC OMITTED]                       MBS Trading Desk (212) 834-2499

CFLX 2006-1 Preliminary Term Sheet: Structural Summary                                                                May 3, 2006
---------------------------------------------------------------------------------------------------------------------------------

                                                           BOND SUMMARY
                                                           ------------

                                                          $[469,777,000]

                                             (APPROXIMATE, SUBJECT TO +/- 5% VARIANCE)

                                                      CHASEFLEX TRUST SERIES

                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

---------------------------------------------------------------------------------------------------------------------------------
                                                   EST. WAL        PMT. WINDOW       APPROX.       APPROX.         EXPECTED
              APPROXIMATE            INITIAL        (YRS.)           (MTHS.)         INITIAL      TARGETED         RATINGS
  CLASS         SIZE ($)            COUPON(1)     TO CALL(2)         TO CALL         C/E(3)      C/E(3)(4)      MOODY'S/S&P(3)
---------------------------------------------------------------------------------------------------------------------------------
  A-1-A      82,332,000.00             [ ]%          1.00          6/06 - 5/08      [11.45]%      [11.80]%         Aaa/AAA
  A-1-B      82,332,000.00        1M LIBOR + [ ]     1.00          6/06 - 5/08      [11.45]%      [11.80]%         Aaa/AAA
  A-2-A      58,934,000.00             [ ]%          3.00         5/08 - 10/10      [11.45]%      [11.80]%         Aaa/AAA
  A-2-B      58,935,000.00        1M LIBOR + [ ]     3.00         5/08 - 10/10      [11.45]%      [11.80]%         Aaa/AAA
   A-3       30,187,000.00             [ ]%          5.00         10/10 - 2/12      [11.45]%      [11.80]%         Aaa/AAA
   A-4       63,188,000.00           [ 6.30]%        8.80          2/12 - 4/16      [11.45]%      [11.80]%         Aaa/AAA
   A-5       44,698,000.00             [ ]%          6.84          6/09 - 4/16      [11.45]%      [11.80]%         Aaa/AAA
   A-6       26,371,000.00             [ ]%          6.84          6/09 - 4/16       [5.90]%      [11.80]%         Aa1/AAA
   M-1       10,212,000.00           [ 6.30]%        6.50          7/09 - 4/16       [3.75]%       [7.50]%         Aa2/[AA]
   M-2        7,125,000.00           [ 6.30]%        6.49          7/09 - 4/16       [2.25]%       [4.50]%          A2/[A]
   B-1        3,088,000.00           [ 6.30]%        6.24         7/09 - 10/15       [1.60]%       [3.20]%        Baa2/[BBB]
   B-2        2,375,000.00           [ 6.30]%        5.77          7/09 - 5/14       [1.10]%       [2.20]%        Baa3/[BBB-]

---------------------------------------------------------------------------------------------------------------------------------
                                                     Non-Offered Certificates
                                                     ------------------------
---------------------------------------------------------------------------------------------------------------------------------
    CE           5,225,391.05          N/A              N/A            N/A             N/A          N/A              N/A
---------------------------------------------------------------------------------------------------------------------------------

    (1) The coupon on all classes, except the Class A-1-B and Class A-2-B Certificates, will be fixed. After the optional clean-up call date, the coupons on these Certificates will increase by 0.50% in the case of the Class A Certificates (other than the Class A-1-B and Class A-2-B Certificates) and 0.25% in the case of the Class M and Class B Certificates. The floating rate margin on the Class A-1-B and Class A-2-B Certificates will double after the optional clean-up call date if the call is not exercised. Coupons will be set at pricing to achieve par prices on each of the Certificates, subject to a maximum coupon rate of 6.30%.

    (2) Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

    (3) Ratings and credit enhancement levels subject to change upon final confirmation from Moody's and S&P. Credit enhancement levels include the overcollateralization amount. The Class A Certificates, other than the Class A-6 Certificates, benefit from additional credit support from the Class A-6 Certificates.

    (4) Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see "Summary of Terms" herein for definitions of all capitalized terms used herein but not otherwise defined.




--------------------------------------------------------------------------------
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
CLFX 2006-1 Preliminary Term Sheet: Structural Summary               May 3, 2006
--------------------------------------------------------------------------------

                          DESCRIPTION OF THE COLLATERAL
                          -----------------------------
The mortgage loans will consist of first-lien, fixed-rate mortgage loans secured by one- to four-family residential properties, with a total principal balance of approximately $[475,002,391].

|X| The weighted average FICO score of the mortgage loans is approximately [711] |X| The weighted average original LTV of the mortgage loans is approximately
    [70.67]%

THE CHARACTERISTICS OF THE MORTGAGE LOANS ARE SUBJECT TO CHANGE UPON THE FINAL ISSUANCE OF THE CERTIFICATES. ALL INFORMATION CONTAINED HEREIN CONCERNING THE MORTGAGE LOANS IS BASED ON THE PRELIMINARY MORTGAGE POOL.

                                    STRUCTURE
                                    ---------

OVERVIEW

"SENIOR CERTIFICATES": CLASS A-1-A, CLASS A-1-B, CLASS A-2-A, CLASS A-2-B, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, AND CLASS A-6 CERTIFICATES

     o Interest will accrue on the Class A-1-A Certificates at a fixed rate, subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (the "Net WAC Rate"), on a 30/360 basis with 0 days delay.
     o Interest will accrue on the Class A-2-A Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.
     o Interest will accrue on the Class A-1-B and Class A-2-B Certificates at a rate of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Net WAC Rate (adjusted to an Actual/360 basis), on an Actual/360 basis with 0 days delay.
     o Interest will accrue on the Class A-3, Class A-4, Class A-5 and Class A-6 Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.
     o The Class A-1-B and Class A-2-B Certificates will be entitled to basis risk shortfalls resulting from application of the Net WAC Rate cap from amounts received in respect of the related Yield Maintenance Agreement.
     o The Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.
     o For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.
     o Principal payments on the Class A-5 and Class A-6 Certificates (collectively, the "NAS Certificates") for any Distribution Date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Principal Distribution Amount or senior principal distribution amount for such Distribution Date, as applicable.
     o Realized losses allocable to the Class A Certificates other than the Class A-6 Certificates (the "Super Senior Certificates") will be allocated to the Class A-6 Certificates (the "Senior Support Certificates") until the class principal amount of the Senior Support Certificates has been reduced to zero.

MEZZANINE AND SUBORDINATE CERTIFICATES:

     o The Class M-1 and Class M-2 Certificates (the "Mezzanine Certificates") will have a higher priority than the Class B-1 and Class B-2 Certificates (the "Subordinate Certificates"). Among the Mezzanine Certificates, the Class M-2 Certificates will be subordinate to the Class M-1 Certificates. Among the Subordinate Certificates, the Class B-2 Certificates will be subordinate to the Class B-1 Certificates.
     o Interest will accrue on Mezzanine and Subordinate Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.
     o On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Mezzanine and Subordinate Certificates will receive principal only in the event that the Senior Certificates have been paid in full on or prior to such date.
     o For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Mezzanine and Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

--------------------------------------------------------------------------------
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
CLFX 2006-1 Preliminary Term Sheet: Structural Summary               May 3, 2006
--------------------------------------------------------------------------------

SUBORDINATION OF CLASS M AND B CERTIFICATES

               --------------------------------------------------
                             SENIOR CERTIFICATES(1)
                            [11.45%] C/E Super Senior
                           [5.90]% C/E Senior Support
               --------------------------------------------------
                                    CLASS M-1
                                  [ 3.75]% C/E
               --------------------------------------------------
                                    CLASS M-2
                                  [ 2.25]% C/E
               --------------------------------------------------
                                    CLASS B-1
                                   [1.60]% C/E
               --------------------------------------------------
                                    CLASS B-2
                                  [ 1.10]% C/E
               --------------------------------------------------

               --------------------------------------------------
                              OVERCOLLATERALIZATION

              Initial O/C Amount: [1.10]% of Cut-off Date
              balance of the mortgage loans.
              Target O/C Amount: (a) on or after the Step-Down Date, provided a Trigger Event is not in effect, [2.20]% of the current mortgage loan balance, subject to a floor of [0.50]% of the mortgage loan balance as of the Cut-off Date.
               --------------------------------------------------
                                  EXCESS SPREAD
              Any excess spread will cover interest shortfalls and
              cumulative losses before being distributed to the holders of the Class CE Certificates.
               --------------------------------------------------

           (1) Senior Certificates share preferential right to receive interest over the Mezzanine and Subordinate Certificates


                              PRIORITY OF PAYMENT
                              -------------------
The initial enhancement percentages take into account the initial overcollateralization ("O/C") amount of approximately [1.10]% of the Cut-off Date balance of the mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [2.20]% of the then current balance of the mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the mortgage loans.


                                LOSS ALLOCATION
                                ---------------
Any realized losses will be absorbed first by the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, then will reduce the O/C amount and finally, such realized losses will be allocated first to the Subordinate and Mezzanine Certificates, in reverse order of priority of distribution.

TRIGGER EVENT
A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing the (x) current principal balance of the mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the mortgage loans as of the last day of the prior calendar month, is greater than [50.00 ]% of the senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the mortgage loans exceeds the percentage set forth in the following table:
RANGE OF DISTRIBUTION DATES                     PERCENTAGE
June 2008 - May 2009                            [ 0.20]%*
June 2009 - May 2010                            [ 0.45]%*
June 2010 - May 2011                            [ 0.80]%*
June 2011 - May 2012                            [ 1.15]%*
June 2012 and thereafter                        [ 1.35]%*

* The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.


--------------------------------------------------------------------------------
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
CLFX 2006-1 Preliminary Term Sheet: Structural Summary               May 3, 2006
--------------------------------------------------------------------------------

PRIORITY OF DISTRIBUTIONS

DISTRIBUTIONS OF INTEREST
On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1. To the Senior Certificates, the related Interest Distribution Amount;

2. To the Senior Certificates, the related unpaid Interest Shortfall, if any;

3. To the Class M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4. To the Class M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5. To the Class B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6. To the Class B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below. On any Distribution Date, any Net Interest Shortfalls for will first reduce Net Monthly Excess Cashflow and then will be allocated among the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.


DISTRIBUTIONS OF PRINCIPAL
On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.  To the Senior Certificates:
    a. First, concurrently and pro rata to the NAS Certificates, an amount equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to such Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero.

    b.   Second, sequentially:

         i) Concurrently and pro rata to the Class A-1-A and Class A-1-B Certificates, until the Class Principal Amount of each such class has been reduced to zero;

         ii) Concurrently and pro rata to the Class A-2-A and Class A-2-B Certificates, until the Class Principal Amount of each such class has been reduced to zero;

         iii) To the Class A-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

         iv) To the Class A-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

         v) Concurrently and pro rata to the NAS Certificates, until the Class Principal Amount of each such class has been reduced to zero.

2. To the Class M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3. To the Class M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4. To the Class B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

5. To the Class B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1. To the Senior Certificates, the senior principal distribution amount for such Distribution Date:
--------------------------------------------------------------------------------
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
CLFX 2006-1 Preliminary Term Sheet: Structural Summary               May 3, 2006
--------------------------------------------------------------------------------

    a. First, concurrently and pro rata to the NAS Certificates, for any Distribution Date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the senior principal distribution amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero.

    b.   Second, sequentially:

         i) Concurrently and pro rata to the Class A-1-A and Class A-1-B Certificates, until the Class Principal Amount of each such class has been reduced to zero;

         ii) Concurrently and pro rata to the Class A-2-A and Class A-2-B Certificates, until the Class Principal Amount of each such class has been reduced to zero;

         iii) To the Class A-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

         iv) To the Class A-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

         v) Concurrently and pro rata to the NAS Certificates, until the Class Principal Amount of each such class has been reduced to zero.

2. To the Class M-1 Certificates, the Class M-1 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

3. To the Class M-2 Certificates, the Class M-2 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

4. To the Class B-1 Certificates, the Class B-1 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

5. To the Class B-2 Certificates, the Class B-2 principal distribution amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

















--------------------------------------------------------------------------------
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
CLFX 2006-1 Preliminary Term Sheet: Structural Summary               May 3, 2006
--------------------------------------------------------------------------------

OVERCOLLATERALIZATION PROVISIONS
On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1. To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount in accordance with the priorities described above;

2. To the Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3. To the Class M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4. To the Class M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5. To the Class M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6. To the Class M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7. To the Class B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

8. To the Class B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9. To the Class B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

10. To the Class B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11. concurrently, to the holders of the Senior Certificates, pro rata, such class' previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

12. To the Class M-1 Certificates, such class' previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

13. To the Class M-2 Certificates, such class' previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

14. To the Class B-1 Certificates, such class' previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

15. To the Class B-2 Certificates, such class' previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

16. To the Reserve Fund for distribution to the Certificates in accordance with the priorities set forth below, any Basis Risk Shortfall Carryover Amounts for the Certificates for such Distribution Date (in the case of the Class A-1-B or Class A-2-B Certificates, after giving effect to any amounts paid under the Yield Maintenance Agreements on such Distribution Date);

17. To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto; and

18. To the Class CE Certificates.






--------------------------------------------------------------------------------
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
CLFX 2006-1 Preliminary Term Sheet: Structural Summary               May 3, 2006
--------------------------------------------------------------------------------

YIELD MAINTENANCE AGREEMENTS AND RESERVE FUND
The Issuing Entity will have the benefit of Yield Maintenance Agreements which will benefit the Class A-1-B and Class A-2-B Certificates. Under each Yield Maintenance Agreement, the counterparty will agree to pay to the Issuing Entity two Business Days prior to each Distribution Date beginning on or around July 2006 and ending on or around September 2012, an amount equal to the product of
a) the excess, if any, of LIBOR (subject to the Rate Cap Ceiling of 11.50%) over the related Cap Strike Rate, b) an amount at least equal to the lesser of x) the related Scheduled Notional Amount and y) the aggregate principal balance of the Class A-1-B and Class A-2-B Certificates, and c) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th of the month prior to the month of such Distribution Date to and including the 24th of the month of such Distribution Date, and the denominator of which is 360.

Any amounts received under a Yield Maintenance Agreement will be distributed to the Reserve Fund. On each Distribution Date, amounts on deposit in the Reserve Fund will be distributed sequentially as follows:

1. From amounts received in respect of the Yield Maintenance Agreement related to the Class A-1-B Certificates, first, to the Class A-1-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B Certificates, and second, to the Class A-2-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-2-B Certificates;

2. From amounts received in respect of the Yield Maintenance Agreement related to the Class A-2-B Certificates, first, to the Class A-2-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-2-B Certificates, and second, to the Class A-1-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B Certificates;

3. to the Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such Distribution Date;

4. to the Senior Certificates, pro rata, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above);

5. to the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, in that order, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above); and

6.  to the Class CE Certificates, any remaining amounts.







--------------------------------------------------------------------------------
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

CLFX 2006-1 Preliminary Term Sheet: Structural Summary                                                 May 3, 2006
------------------------------------------------------------------------------------------------------------------
                                  DEAL SUMMARY
                                  ------------
ISSUING ENTITY                   ChaseFlex Trust Series 2006-1

OFFERED CERTIFICATES             Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3, Class A-4, Class A-5,
                                 Class A-6, Class M-1, Class M-2, Class B-1, and Class B-2 Certificates are the "Offered
                                 Certificates". In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

                                                                  Class A-1-A, Class A-1-B, Class A-2-A, Class
                                      Senior Certificates:        A-2-B, Class A-3, Class A-4, Class A-5, and
                                      --------------------        Class A-6.

                                      Mezzanine Certificates:     Class M-1, Class M-2.
                                      -----------------------

                                      Subordinate Certificates:   Class B-1, and Class B-2.
                                      -------------------------

                                      LIBOR Certificates:         Class A-1-B and Class A-2-B
                                      -------------------

LEAD UNDERWRITER                 J.P. Morgan Securities, Inc.

SELLER                           Chase Home Finance, LLC.

DEPOSITOR                        Chase Mortgage Finance Corporation

TRUSTEE                          U.S. Bank National Association.

SERVICER                         JPMorgan Chase Bank, National Association.

CUSTODIAN                        JPMorgan Chase Bank, N.A.

CUT-OFF DATE                     May 1, 2006.

SETTLEMENT DATE                  May 31, 2006.

OPTIONAL CLEAN-UP CALL           The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

PRICING PREPAYMENT               100% "PPC" assumes a per annum rate of prepayment of 8.0% of the then outstanding
SPEED                            principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by
                                 12/11% each month until the 12th month of the life of the mortgage loans and remains constant at 20% per annum in the 12th month of the life of the mortgage loans and in each month thereafter.




--------------------------------------------------------------------------------
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

CLFX 2006-1 Preliminary Term Sheet: Structural Summary                                                           May 3, 2006
----------------------------------------------------------------------------------------------------------------------------

                                                       SUMMARY OF TERMS
                                                       ----------------
BASIC PRINCIPAL                  With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount
DISTRIBUTION AMOUNT              for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for
                                 such Distribution Date.

BASIS RISK SHORTFALL             For any Distribution Date and each class of LIBOR Certificates, an amount equal to the sum
CARRYOVER AMOUNTS                of (i) the excess of (x) the amount of interest such class of LIBOR Certificates would have accrued on such Distribution Date had its certificate interest rate for such Distribution
                                 Date been equal to the lesser of (a) One-Month LIBOR plus the applicable certificate margin and (b) 11.50% per annum, over (y) the amount of interest such class of LIBOR Certificates accrued for such Distribution Date at the Net WAC Rate (adjusted to an actual/360 basis) and
                                 (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for such class of LIBOR
                                 Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended accrual period at the lesser of (a) One-Month LIBOR plus the certificate margin for and such class of LIBOR Certificates for the related accrual period and (b) 11.50% per annum.

CAP STRIKE RATE                  The rate specified in the related Yield Maintenance Agreement for such Distribution Date.

DISTRIBUTION DATE                25th day of each month (or the next business day), commencing in June 2006.

INTEREST DISTRIBUTION            With respect to each class of Offered Certificates entitled to interest and any Distribution
AMOUNT                           Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related Class Principal Amount for such Distribution Date as reduced by such class' share of Net Interest Shortfalls.

INTEREST REMITTANCE              With respect to any Distribution Date, that portion of the available distribution amount
AMOUNT                           for such Distribution Date attributable to interest received or advanced with respect to the mortgage loans and compensating interest paid by the Servicer with respect to the mortgage loans.

INTEREST SHORTFALL               With respect to any class of Offered Certificates entitled to interest and any Distribution
                                 Date, the amount by which (i) the Interest Distribution Amount for such class on all prior
                                 Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.
                                 ===========================================================================================
NAS LOCKOUT PERCENTAGE           Distribution Date                                                     NAS Shift (1) (%)
                                 -------------------------------------------------------------------------------------------
                                 June 2006 - May 2009                                                            0
                                 June 2009 - May 2011                                                           45
                                 June 2011 - May 2012                                                           80
                                 June 2012 - May 2013                                                          100
                                 June 2013 and thereafter                                                      300
                                 ===========================================================================================
                                 (1) Percentage of pro rata principal distribution amount due to the NAS Certificates

NET CUMULATIVE REALIZED          For any Distribution Date, cumulative Realized Losses incurred on the mortgage loans from
LOSS AMOUNT                      the Cut-Off Date through the end of the prior calendar month less the amount of payments made to the Principal Remittance Amount from payments under the Yield Maintenance
                                 Agreements.

NET INTEREST SHORTFALLS          With respect to any Distribution Date, an amount equal to the sum of a) any Net Prepayment
                                 Interest Shortfalls for such Distribution Date, and b) Relief Act Reductions.

NET MONTHLY EXCESS               For any Distribution Date is equal to the sum of (a) any Overcollateralization Release
CASHFLOW                         Amount and (b) the excess of (x) the available distribution amount for such Distribution
                                 Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts
                                 for the Certificates, (B) the Interest Shortfall for the Senior Certificates and (C) the
                                 Principal Remittance Amount.


NET PREPAYMENT INTEREST          With respect to any Distribution Date, the amount by which a prepayment interest shortfall
SHORTFALL                        for the related prepayment period exceeds the amount that the Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement to cover such shortfall for the related due period.



----------------------------------------------------------------------------------------------------------------------------
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

CLFX 2006-1 Preliminary Term Sheet: Structural Summary                                                           May 3, 2006
----------------------------------------------------------------------------------------------------------------------------
NET WAC RATE                     For any Distribution Date, the weighted average of the net mortgage rates of the Mortgage
                                 Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their stated principal balances as of that date.

OVERCOLLATERALIZATION            For any Distribution Date, the amount, if any, by which (x) the aggregate Stated Principal
AMOUNT                           Balance of the Mortgage Loans as of the last day of the related due period exceeds (y) the sum of the aggregate Class Principal Amount of the Certificates (other than the Class CE
                                 Certificates) as of such Distribution Date (assuming that 100% of the Principal Remittance
                                 Amount is applied as a principal payment on such Distribution Date). Initially, the
                                 Overcollateralization Amount will be approximately [1.10]% of the aggregate Stated Principal
                                 Balance of the Mortgage Loans as of the Cut-off Date.

OVERCOLLATERALIZATION            With respect to any Distribution Date, the amount, if any, by which the Overcollateralization
DEFICIENCY AMOUNT                Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such
                                 Distribution Date).

OVERCOLLATERALIZATION            With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and
FLOOR                            (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.


OVERCOLLATERALIZATION            For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such
INCREASE AMOUNT                  Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution
                                 Date.

OVERCOLLATERALIZATION            With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount
RELEASE AMOUNT                   for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization
                                 Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such
                                 Distribution Date.


OVERCOLLATERALIZATION            With respect to any Distribution Date (1) prior to the Step-Down Date, approximately
TARGET AMOUNT                    [1.10]% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off
                                 Date, (2) on or after the Step-Down Date, provided a Trigger Event is not in effect, the greater of (x) [2.20]% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (y) the Overcollateralization Floor, and (3) on
                                 or after the Step-Down Date, if a Trigger Event is in effect, the Overcollateralization
                                 Target Amount for the immediately preceding Distribution Date.

PRINCIPAL DISTRIBUTION           With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution
AMOUNT                           Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for
                                 such Distribution Date.

PRINCIPAL REMITTANCE             With respect to any Distribution Date, the portion of the available distribution amount for
AMOUNT                           equal to the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the Servicer or Master Servicer that were due during the related Due
                                 Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period, including any subsequent recoveries on the mortgage loans, and (iv) the principal portion of the purchase price of each mortgage loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the  mortgage loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Yield Maintenance Agreements to cover the Net Cumulative
                                 Realized Loss Amount.

REALIZED LOSS                    With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

----------------------------------------------------------------------------------------------------------------------------
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

CLFX 2006-1 Preliminary Term Sheet: Structural Summary                                                           May 3, 2006
----------------------------------------------------------------------------------------------------------------------------
RELIEF ACT REDUCTIONS            The amount of interest that would otherwise have been received with respect to any Mortgage
                                 Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

RESERVE FUND                     The separate account for the benefit of the holders of the LIBOR Certificates for the deposit of any amounts received under the Yield Maintenance Agreements.

SCHEDULED NOTIONAL               With respect to each class of LIBOR Certificates and any Distribution Date, the notional
AMOUNT                           amount specified in the Yield Maintenance Agreement for such Distribution Date.

STEP-DOWN DATE                   The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal
                                 Amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x)
                                 the Distribution Date occurring June 2009 and (y) the first Distribution Date on which the
                                 Senior Enhancement Percentage is greater than or equal to [11.80]% (as calculated prior to the distribution of Principal Distribution Amount on the Mezzanine and Subordinate
                                 Certificates).


UNPAID REALIZED LOSS             For any class of Senior, Mezzanine or Subordinate Certificates, the portion of the aggregate
AMOUNT                           allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

YIELD MAINTENANCE                The yield maintenance agreements between the Issuing Entity and the Counterparty documented
AGREEMENTS                       pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together each with a schedule and a confirmation.
















----------------------------------------------------------------------------------------------------------------------------
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

CFLX 2006-1 Preliminary Term Sheet: Sensitivity Analysis                                                      May 3, 2006
-------------------------------------------------------------------------------------------------------------------------

                                                   SENSITIVITY ANALYSIS
                                                   --------------------

              WEIGHTED AVERAGE LIVES AND PRINCIPAL PAYMENT WINDOWS AT VARIOUS PREPAYMENT SPEEDS (TO CALL)(1)
            -------------------------------------------------------------------------------------------------------------
                          0% PPC                              25% PPC                             50% PPC
-------------------------------------------------------------------------------------------------------------------------
   CLASS    EST. WAL (YEARS)     PMT. WINDOW    EST. WAL (YEARS)    PMT. WINDOW     EST. WAL (YEARS)     PMT. WINDOW
-------------------------------------------------------------------------------------------------------------------------
 A-1-A / B        13.05        Jun 06 - Apr 27        3.45        Jun 06 - Jun 14         1.87         Jun 06 - Apr 10
-------------------------------------------------------------------------------------------------------------------------
 A-2-A / B        23.96        Apr 27 - Dec 32       13.60        Jun 14 - Jun 25         6.87         Apr 10 - Mar 18
-------------------------------------------------------------------------------------------------------------------------
    A-3           27.11        Dec 32 - Jan 34       20.60        Jun 25 - Jul 28        13.36         Mar 18 - May 21
-------------------------------------------------------------------------------------------------------------------------
    A-4           28.27        Jan 34 - Oct 34       24.09        Jul 28 - Nov 30        17.38         May 21 - Apr 24
-------------------------------------------------------------------------------------------------------------------------
    A-5           15.04        Jun 09 - Oct 34       10.03        Jun 09 - Nov 30         8.33         Jun 09 - Apr 24
-------------------------------------------------------------------------------------------------------------------------
    A-6           15.04        Jun 09 - Oct 34       10.03        Jun 09 - Nov 30         8.33         Jun 09 - Apr 24
-------------------------------------------------------------------------------------------------------------------------
    M-1           25.85        Dec 27 - Oct 34       18.39        Dec 16 - Nov 30        12.17         Jun 12 - Apr 24
-------------------------------------------------------------------------------------------------------------------------
    M-2           25.85        Dec 27 - Oct 34       18.38        Dec 16 - Nov 30        12.15         Jun 12 - Apr 24
-------------------------------------------------------------------------------------------------------------------------
    B-1           25.74        Nov 27 - Aug 34       18.06        Dec 16 - May 30        11.76         Jun 12 - Aug 23
-------------------------------------------------------------------------------------------------------------------------
    B-2           25.48        Nov 27 - Dec 33       17.30        Dec 16 - May 28        10.98         Jun 12 - May 21
-------------------------------------------------------------------------------------------------------------------------
            -------------------------------------------------------------------------------------------------------------
                          75% PPC                            100% PPC                             125% PPC
-------------------------------------------------------------------------------------------------------------------------
   CLASS    EST. WAL (YEARS)     PMT. WINDOW    EST. WAL (YEARS)    PMT. WINDOW     EST. WAL (YEARS)     PMT. WINDOW
-------------------------------------------------------------------------------------------------------------------------
 A-1-A / B         1.30        Jun 06 - Jan 09        1.00        Jun 06 - May 08         0.82         Jun 06 - Dec 07
-------------------------------------------------------------------------------------------------------------------------
 A-2-A / B         4.11        Jan 09 - Sep 12        3.00        May 08 - Oct 10         2.35         Dec 07 - Sep 09
-------------------------------------------------------------------------------------------------------------------------
    A-3            8.16        Sep 12 - Aug 16        5.00        Oct 10 - Feb 12         3.77         Sep 09 - Aug 10
-------------------------------------------------------------------------------------------------------------------------
    A-4           12.46        Aug 16 - May 19        8.80        Feb 12 - Apr 16         6.13         Aug 10 - Mar 14
-------------------------------------------------------------------------------------------------------------------------
    A-5            7.40        Jun 09 - May 19        6.84        Jun 09 - Apr 16         6.30         Jun 09 - Mar 14
-------------------------------------------------------------------------------------------------------------------------
    A-6            7.40        Jun 09 - May 19        6.84        Jun 09 - Apr 16         6.30         Jun 09 - Mar 14
-------------------------------------------------------------------------------------------------------------------------
    M-1            8.59        Jul 10 - May 19        6.50        Jul 09 - Apr 16         5.20         Jun 09 - Mar 14
-------------------------------------------------------------------------------------------------------------------------
    M-2            8.58        Jul 10 - May 19        6.49        Jul 09 - Apr 16         5.19         Jun 09 - Mar 14
-------------------------------------------------------------------------------------------------------------------------
    B-1            8.26        Jul 10 - Oct 18        6.24        Jul 09 - Oct 15         5.00         Jun 09 - Nov 13
-------------------------------------------------------------------------------------------------------------------------
    B-2            7.66        Jul 10 - Jan 17        5.77        Jul 09 - May 14         4.62         Jun 09 - Oct 12
-------------------------------------------------------------------------------------------------------------------------
            -------------------------------------------------------------------------------------------------------------
                         150% PPC                            175% PPC                             200% PPC
-------------------------------------------------------------------------------------------------------------------------
   CLASS    EST. WAL (YEARS)    PMT. WINDOW     EST. WAL (YEARS)    PMT. WINDOW     EST. WAL (YEARS)     PMT. WINDOW
-------------------------------------------------------------------------------------------------------------------------
 A-1-A / B         0.69        Jun 06 - Sep 07        0.60        Jun 06 - Jul 07         0.53         Jun 06 - May 07
-------------------------------------------------------------------------------------------------------------------------
 A-1-A / B         1.93        Sep 07 - Jan 09        1.64        Jul 07 - Aug 08         1.42         May 07 - Apr 08
-------------------------------------------------------------------------------------------------------------------------
    A-3            2.88        Jan 09 - Sep 09        2.41        Aug 08 - Jan 09         2.08         Apr 08 - Aug 08
-------------------------------------------------------------------------------------------------------------------------
    A-4            4.59        Sep 09 - Oct 12        3.47        Jan 09 - Apr 11         2.74         Aug 08 - Feb 10
-------------------------------------------------------------------------------------------------------------------------
    A-5            5.61        Jul 09 - Oct 12        4.99        Aug 09 - Oct 11         4.34         Oct 09 - Dec 10
-------------------------------------------------------------------------------------------------------------------------
    A-6            5.61        Jul 09 - Oct 12        4.99        Aug 09 - Oct 11         4.34         Oct 09 - Dec 10
-------------------------------------------------------------------------------------------------------------------------
    M-1            4.42        Jul 09 - Oct 12        3.95        Jul 09 - Oct 11         3.66         Aug 09 - Dec 10
-------------------------------------------------------------------------------------------------------------------------
    M-2            4.40        Jun 09 - Oct 12        3.91        Jun 09 - Oct 11         3.59         Jul 09 - Dec 10
-------------------------------------------------------------------------------------------------------------------------
    B-1            4.23        Jun 09 - Jul 12        3.74        Jun 09 - Jul 11         3.46         Jun 09 - Oct 10
-------------------------------------------------------------------------------------------------------------------------
    B-2            3.93        Jun 09 - Aug 11        3.48        Jun 09 - Oct 10         3.20         Jun 09 - Feb 10
-------------------------------------------------------------------------------------------------------------------------

(1)Assumes 1-Month LIBOR rate of 5.05%

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

CFLX 2006-1 Preliminary Term Sheet: Available Funds Cap                                                           May 3, 2006
-----------------------------------------------------------------------------------------------------------------------------

CLASS A-1-B AVAILABLE FUNDS CAP (1)
-----------------------------------

------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------
DISTRIBUTION DATE    25% PPC   50% PPC   75% PPC   100% PPC     DISTRIBUTION DATE    25% PPC   50% PPC   75% PPC   100% PPC
------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------
    25-Jun-06            5.11      5.11      5.11       5.11        25-Jul-10            9.91
    25-Jul-06           11.50     11.50     11.50      11.50        25-Aug-10            9.58
    25-Aug-06           11.50     11.50     11.50      11.50        25-Sep-10            9.58
    25-Sep-06           11.50     11.50     11.50      11.50        25-Oct-10            9.91
    25-Oct-06           11.50     11.50     11.50      11.50        25-Nov-10            9.59
    25-Nov-06           11.50     11.50     11.50      11.50        25-Dec-10            9.93
    25-Dec-06           11.50     11.50     11.50      11.50        25-Jan-11            9.62
    25-Jan-07           11.50     11.50     11.50      11.50        25-Feb-11            9.64
    25-Feb-07           11.50     11.50     11.50      11.50        25-Mar-11           10.71
    25-Mar-07           11.50     11.50     11.50      11.50        25-Apr-11            9.70
    25-Apr-07           11.50     11.50     11.50      11.50        25-May-11           10.06
    25-May-07           11.50     11.50     11.50      11.50        25-Jun-11            9.77
    25-Jun-07           11.50     11.50     11.50      11.50        25-Jul-11           10.13
    25-Jul-07           11.50     11.50     11.50      11.50        25-Aug-11            9.84
    25-Aug-07           11.50     11.50     11.50      11.50        25-Sep-11            9.88
    25-Sep-07           11.40     11.50     11.50      11.50        25-Oct-11           10.26
    25-Oct-07           11.41     11.50     11.50      11.50        25-Nov-11            9.98
    25-Nov-07           10.97     11.50     11.50      11.50        25-Dec-11           10.38
    25-Dec-07           11.00     11.50     11.50      11.50        25-Jan-12           10.12
    25-Jan-08           10.54     11.50     11.50      11.50        25-Feb-12           10.20
    25-Feb-08           10.32     11.50     11.50      11.50        25-Mar-12           11.01
    25-Mar-08           10.67     11.50     11.50      11.50        25-Apr-12           10.40
    25-Apr-08            9.86     11.09     11.50      11.50        25-May-12           10.88
    25-May-08            9.94     11.19     11.50      11.50        25-Jun-12           10.66
    25-Jun-08            9.52     10.79     11.50                   25-Jul-12           11.16
    25-Jul-08            9.88     11.34     11.50                   25-Aug-12           10.96
    25-Aug-08            9.61     11.19     11.50                   25-Sep-12           11.14
    25-Sep-08            9.66     11.42     11.50                   25-Oct-12           11.74
    25-Oct-08           10.03     12.06     11.50                   25-Nov-12           11.61
    25-Nov-08            9.76     11.97     11.50                   25-Dec-12           12.31
    25-Dec-08           10.14     12.69     11.50                   25-Jan-13           12.27
    25-Jan-09            9.88     12.27     11.50                   25-Feb-13           12.70
    25-Feb-09            9.75     11.50                             25-Mar-13           14.68
    25-Mar-09           10.83     11.50                             25-Apr-13           13.92
    25-Apr-09            9.79     11.50                             25-May-13           15.28
    25-May-09           10.12     11.50                             25-Jun-13           15.92
    25-Jun-09            9.78     11.50                             25-Jul-13           17.02
    25-Jul-09           10.09     11.50                             25-Aug-13           17.13
    25-Aug-09            9.74     11.50                             25-Sep-13           17.96
    25-Sep-09            9.72     11.37                             25-Oct-13           19.66
    25-Oct-09           10.03     11.65                             25-Nov-13           20.39
    25-Nov-09            9.68     11.12                             25-Dec-13           22.99
    25-Dec-09            9.99     11.47                             25-Jan-14           24.84
    25-Jan-10            9.64     11.03                             25-Feb-14           28.73
    25-Feb-10            9.62     11.14                             25-Mar-14           39.12
    25-Mar-10           10.66     13.01                             25-Apr-14           48.25
    25-Apr-10            9.61     12.79                             25-May-14           88.89
    25-May-10            9.92                                       25-Jun-14         1727.88
    25-Jun-10            9.59
------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------

1.   The interest paid out to the Class A-1-B Certificates divided by the Class A-1-B balance adjusted for actual days.
2.   Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

-----------------------------------------------------------------------------------------------------------------------------
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

CFLX 2006-1 Preliminary Term Sheet: Available Funds Cap                                                         May 3, 2006
-----------------------------------------------------------------------------------------------------------------------------

CLASS A-2-B AVAILABLE FUNDS CAP (1)
-----------------------------------

------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------
DISTRIBUTION DATE    25% PPC   50% PPC   75% PPC   100% PPC     DISTRIBUTION DATE    25% PPC   50% PPC   75% PPC   100% PPC
------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------
    25-Jun-06            5.20      5.20      5.20       5.20        25-Dec-12            7.89     12.57
    25-Jul-06           11.50     11.50     11.50      11.50        25-Jan-13            7.64     12.27
    25-Aug-06           11.50     11.50     11.50      11.50        25-Feb-13            7.65     12.39
    25-Sep-06           11.50     11.50     11.50      11.50        25-Mar-13            8.47     13.85
    25-Oct-06           11.50     11.50     11.50      11.50        25-Apr-13            7.66     12.64
    25-Nov-06           11.50     11.50     11.50      11.50        25-May-13            7.92     13.20
    25-Dec-06           11.50     11.50     11.50      11.50        25-Jun-13            7.67     12.92
    25-Jan-07           11.50     11.50     11.50      11.50        25-Jul-13            7.93     13.33
    25-Feb-07           11.50     11.50     11.50      11.50        25-Aug-13            7.68     12.90
    25-Mar-07           11.50     11.50     11.50      11.50        25-Sep-13            7.68     12.89
    25-Apr-07           11.50     11.50     11.50      11.50        25-Oct-13            7.94     13.32
    25-May-07           11.50     11.50     11.50      11.50        25-Nov-13            7.69     12.90
    25-Jun-07           11.50     11.50     11.50      11.50        25-Dec-13            7.94     13.34
    25-Jul-07           11.50     11.50     11.50      11.50        25-Jan-14            7.69     12.92
    25-Aug-07           11.50     11.50     11.50      11.50        25-Feb-14            7.69     12.94
    25-Sep-07           11.50     11.50     11.50      11.50        25-Mar-14            8.52     14.36
    25-Oct-07           11.50     11.50     11.50      11.50        25-Apr-14            7.69     13.00
    25-Nov-07           11.50     11.50     11.50      11.50        25-May-14            7.95     13.47
    25-Dec-07           11.50     11.50     11.50      11.50        25-Jun-14            7.70     13.07
    25-Jan-08           11.50     11.50     11.50      11.50        25-Jul-14            8.49     13.55
    25-Feb-08           11.50     11.50     11.50      11.50        25-Aug-14            8.22     13.16
    25-Mar-08           11.50     11.50     11.50      11.50        25-Sep-14            8.22     13.22
    25-Apr-08           11.50     11.50     11.50      11.50        25-Oct-14            8.50     13.72
    25-May-08           11.50     11.50     11.50      11.50        25-Nov-14            8.23     13.35
    25-Jun-08           11.50     11.50     11.50      11.50        25-Dec-14            8.51     13.87
    25-Jul-08           11.50     11.50     11.50      11.50        25-Jan-15            8.24     13.50
    25-Aug-08           11.50     11.50     11.50      11.50        25-Feb-15            8.24     13.59
    25-Sep-08           11.50     11.50     11.50      11.50        25-Mar-15            9.13     15.15
    25-Oct-08           11.50     11.50     11.50      11.50        25-Apr-15            8.26     13.78
    25-Nov-08           11.50     11.50     11.50      11.50        25-May-15            8.54     14.36
    25-Dec-08           11.50     11.50     11.50      11.50        25-Jun-15            8.27     14.02
    25-Jan-09           11.50     11.50     11.50      11.50        25-Jul-15            8.55     14.62
    25-Feb-09           11.47     11.50     11.50      11.50        25-Aug-15            8.28     14.29
    25-Mar-09           11.34     11.50     11.50      11.50        25-Sep-15            8.29     14.44
    25-Apr-09           11.13     11.50     11.50      11.50        25-Oct-15            8.57     15.06
    25-May-09           11.02     11.50     11.50      11.50        25-Nov-15            8.30     11.50
    25-Jun-09           10.85     11.50     11.50      11.50        25-Dec-15            8.59     11.50
    25-Jul-09           10.78     11.50     11.50      11.50        25-Jan-16            8.32     11.50
    25-Aug-09           10.63     11.50     11.50      11.50        25-Feb-16            8.33     11.50
    25-Sep-09           10.52     11.47     11.50      11.50        25-Mar-16            8.91     11.50
    25-Oct-09           10.49     11.53     11.50      11.50        25-Apr-16            8.34     11.50
    25-Nov-09           10.31     11.38     11.50      11.50        25-May-16            8.63     11.50
    25-Dec-09           10.30     11.45     11.50      11.50        25-Jun-16            8.36     11.50
    25-Jan-10           10.10     11.27     11.50      11.50        25-Jul-16            8.65     11.50
    25-Feb-10           10.00     11.20     11.50      11.50        25-Aug-16            8.38     11.50
    25-Mar-10           10.26     11.61     11.50      11.50        25-Sep-16            8.40     11.50
    25-Apr-10            9.79     11.06     11.50      11.50        25-Oct-16            8.69     11.50
    25-May-10            9.82     11.20     11.50      11.50        25-Nov-16            8.42     11.50
    25-Jun-10            9.59     10.98     11.50      11.50        25-Dec-16            8.76     11.50
    25-Jul-10            9.63     11.11     11.50      11.50        25-Jan-17            9.29     11.50
    25-Aug-10            9.40     10.89     11.50      11.50        25-Feb-17            9.30     11.50
    25-Sep-10            9.32     10.85     11.50      11.50        25-Mar-17           10.31     11.50
    25-Oct-10            9.39     11.01     11.50      11.50        25-Apr-17            9.33     11.50
    25-Nov-10            9.15     10.78     11.50                   25-May-17            9.65     11.50
    25-Dec-10            9.24     10.95     11.50                   25-Jun-17            9.35     11.50
    25-Jan-11            8.99     10.71     11.50                   25-Jul-17            9.68     11.50
    25-Feb-11            8.91     10.67     11.50                   25-Aug-17            9.38     11.50
    25-Mar-11            9.41     11.32     11.50                   25-Sep-17            9.39     11.50
    25-Apr-11            8.74     10.59     11.50                   25-Oct-17            9.72     11.50
    25-May-11            8.85     10.77     11.50                   25-Nov-17            9.42     11.50
    25-Jun-11            8.58     10.51     11.50                   25-Dec-17            9.75     11.50
    25-Jul-11            8.71     10.71     11.50                   25-Jan-18            9.45     11.50
    25-Aug-11            8.44     10.43     11.50                   25-Feb-18            9.46     11.50
    25-Sep-11            8.38     10.40     11.50                   25-Mar-18           10.50     11.50
    25-Oct-11            8.53     10.61     11.50                   25-Apr-18            9.50
    25-Nov-11            8.25     10.32     11.50                   25-May-18            9.83
    25-Dec-11            8.41     10.54     11.50                   25-Jun-18            9.53
    25-Jan-12            8.12     10.23     11.50                   25-Jul-18            9.87
    25-Feb-12            8.06     10.19     11.50                   25-Aug-18            9.57
    25-Mar-12            8.47     10.72     11.50                   25-Sep-18            9.59
    25-Apr-12            7.93     10.10     11.50                   25-Oct-18            9.93
    25-May-12            8.11     10.35     11.50                   25-Nov-18            9.63
    25-Jun-12            7.80     11.19     11.50                   25-Dec-18            9.98
    25-Jul-12            8.00     12.37     11.50                   25-Jan-19            9.68
    25-Aug-12            7.69     11.96     11.50                   25-Feb-19            9.70
    25-Sep-12            7.64     11.92     11.50                   25-Mar-19           10.76
    25-Oct-12            7.87     12.35                             25-Apr-19            9.75
    25-Nov-12            7.63     12.05                             25-May-19           10.10
------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------

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
CFLX 2006-1 Preliminary Term Sheet: Available Funds Cap                                                         May 3, 2006
-----------------------------------------------------------------------------------------------------------------------------

------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------
DISTRIBUTION DATE    25% PPC   50% PPC   75% PPC   100% PPC     DISTRIBUTION DATE    25% PPC   50% PPC   75% PPC   100% PPC
------------------- ---------- --------- --------- ----------   ------------------- ---------- --------- --------- ----------
    25-Jun-19            9.80                                       25-Aug-22           12.10
    25-Jul-19           10.15                                       25-Sep-22           12.23
    25-Aug-19            9.85                                       25-Oct-22           12.79
    25-Sep-19            9.88                                       25-Nov-22           12.53
    25-Oct-19           10.24                                       25-Dec-22           13.11
    25-Nov-19            9.94                                       25-Jan-23           12.86
    25-Dec-19           10.31                                       25-Feb-23           13.05
    25-Jan-20           10.01                                       25-Mar-23           14.67
    25-Feb-20           10.04                                       25-Apr-23           13.46
    25-Mar-20           10.78                                       25-May-23           14.15
    25-Apr-20           10.12                                       25-Jun-23           13.94
    25-May-20           10.49                                       25-Jul-23           14.69
    25-Jun-20           10.20                                       25-Aug-23           14.51
    25-Jul-20           10.58                                       25-Sep-23           14.83
    25-Aug-20           10.28                                       25-Oct-23           15.69
    25-Sep-20           10.32                                       25-Nov-23           15.57
    25-Oct-20           10.71                                       25-Dec-23           16.53
    25-Nov-20           10.42                                       25-Jan-24           16.48
    25-Dec-20           10.82                                       25-Feb-24           17.02
    25-Jan-21           10.52                                       25-Mar-24           18.84
    25-Feb-21           10.57                                       25-Apr-24           18.31
    25-Mar-21           11.77                                       25-May-24           19.73
    25-Apr-21           10.69                                       25-Jun-24           20.01
    25-May-21           11.11                                       25-Jul-24           21.78
    25-Jun-21           10.81                                       25-Aug-24           22.34
    25-Jul-21           11.24                                       25-Sep-24           23.86
    25-Aug-21           10.95                                       25-Oct-24           26.59
    25-Sep-21           11.02                                       25-Nov-24           28.09
    25-Oct-21           11.46                                       25-Dec-24           32.18
    25-Nov-21           11.17                                       25-Jan-25           35.26
    25-Dec-21           11.63                                       25-Feb-25           41.09
    25-Jan-22           11.34                                       25-Mar-25           55.39
    25-Feb-22           11.44                                       25-Apr-25           65.44
    25-Mar-22           12.77                                       25-May-25          101.59
    25-Apr-22           11.63                                       25-Jun-25          217.09
    25-May-22           12.13                                   ------------------- ---------- --------- --------- ----------
    25-Jun-22           11.85
    25-Jul-22           12.37
------------------- ---------- --------- --------- ----------

1.   The interest paid out to the Class A-1-B Certificates divided by the Class A-1-B balance adjusted for actual days.
2.   Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.



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
CFLX 2006-1 Preliminary Term Sheet: Yield Maintenance Agreement Schedule                                          May 3, 2006
-----------------------------------------------------------------------------------------------------------------------------

YIELD MAINTENANCE AGREEMENT SCHEDULE- CLASS A-1-B
-------------------------------------------------

--------------- ------------------- ----------- ------------
 DISTRIBUTION   SCHEDULED NOTIONAL   CAP STRIKE   RATE CAP
     DATE            AMOUNT ($)       RATE (%)   CEILING (%)
--------------- ------------------- ----------- ------------
  25-Jul-06          79,533,759.79       6.472    11.500
  25-Aug-06          76,525,815.04       6.262    11.500
  25-Sep-06          73,314,273.50       6.263    11.500
  25-Oct-06          69,905,670.11       6.474    11.500
  25-Nov-06          66,310,277.94       6.264    11.500
  25-Dec-06          62,556,467.47       6.476    11.500
  25-Jan-07          58,678,409.08       6.266    11.500
  25-Feb-07          54,720,885.19       6.266    11.500
  25-Mar-07          50,734,104.38       6.944    11.500
  25-Apr-07          46,794,168.29       6.266    11.500
  25-May-07          42,911,550.13       6.477    11.500
  25-Jun-07          39,100,120.74       6.266    11.500
  25-Jul-07          35,361,007.98       6.477    11.500
  25-Aug-07          31,692,852.37       6.267    11.500
  25-Sep-07          28,094,319.86       6.267    11.500
  25-Oct-07          24,564,101.27       6.478    11.500
  25-Nov-07          21,100,911.93       6.267    11.500
  25-Dec-07          17,703,491.14       6.478    11.500
  25-Jan-08          14,370,601.80       6.267    11.500
  25-Feb-08          11,101,029.90       6.267    11.500
  25-Mar-08           7,893,584.12       6.704    11.500
  25-Apr-08           4,747,095.44       6.267    11.500
  25-May-08           1,660,416.66       6.478    11.500
--------------- ------------------- ----------- ------------



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
CFLX 2006-1 Preliminary Term Sheet: Yield Maintenance Agreement Schedule                                          May 3, 2006
-----------------------------------------------------------------------------------------------------------------------------

YIELD MAINTENANCE AGREEMENT SCHEDULE- CLASS A-2-B
-------------------------------------------------

----------------- ------------------- ----------- ------------ ----------------- ------------------- ----------- ------------
                  SCHEDULED NOTIONAL   CAP STRIKE   RATE CAP                     SCHEDULED NOTIONAL   CAP STRIKE   RATE CAP
DISTRIBUTION DATE      AMOUNT ($)       RATE (%)   CEILING (%) DISTRIBUTION DATE      AMOUNT ($)       RATE (%)   CEILING (%)
----------------- ------------------- ----------- ------------ ----------------- ------------------- ----------- ------------
    25-Jul-06        58,935,000.00        6.382        11.50       25-Sep-09        42,950,714.79        6.179        11.50
    25-Aug-06        58,935,000.00        6.172        11.50       25-Oct-09        41,203,334.71         6.39        11.50
    25-Sep-06        58,935,000.00        6.173        11.50       25-Nov-09        39,482,634.42        6.179        11.50
    25-Oct-06        58,935,000.00        6.384        11.50       25-Dec-09        37,788,239.55         6.39        11.50
    25-Nov-06        58,935,000.00        6.174        11.50       25-Jan-10        36,119,780.97        6.179        11.50
    25-Dec-06        58,935,000.00        6.386        11.50       25-Feb-10        34,476,894.70        6.179        11.50
    25-Jan-07        58,935,000.00        6.176        11.50       25-Mar-10        32,859,221.85        6.857        11.50
    25-Feb-07        58,935,000.00        6.176        11.50       25-Apr-10        31,266,408.56        6.179        11.50
    25-Mar-07        58,935,000.00        6.854        11.50       25-May-10        29,698,105.89         6.39        11.50
    25-Apr-07        58,935,000.00        6.176        11.50       25-Jun-10        28,153,969.83        6.179        11.50
    25-May-07        58,935,000.00        6.387        11.50       25-Jul-10        26,633,661.16        6.391        11.50
    25-Jun-07        58,935,000.00        6.176        11.50       25-Aug-10        25,222,014.26         6.18        11.50
    25-Jul-07        58,935,000.00        6.387        11.50       25-Sep-10        23,922,142.36         6.18        11.50
    25-Aug-07        58,935,000.00        6.177        11.50       25-Oct-10        22,642,184.64        6.391        11.50
    25-Sep-07        58,935,000.00        6.177        11.50       25-Nov-10        21,381,856.92         6.18        11.50
    25-Oct-07        58,935,000.00        6.388        11.50       25-Dec-10        20,140,878.99        6.391        11.50
    25-Nov-07        58,935,000.00        6.177        11.50       25-Jan-11        18,918,974.50         6.18        11.50
    25-Dec-07        58,935,000.00        6.388        11.50       25-Feb-11        17,715,870.94         6.18        11.50
    25-Jan-08        58,935,000.00        6.177        11.50       25-Mar-11        16,531,299.56        6.859        11.50
    25-Feb-08        58,935,000.00        6.177        11.50       25-Apr-11        15,364,995.35         6.18        11.50
    25-Mar-08        58,935,000.00        6.614        11.50       25-May-11        14,216,696.98        6.392        11.50
    25-Apr-08        58,935,000.00        6.177        11.50       25-Jun-11        13,086,146.74        6.181        11.50
    25-May-08        58,935,000.00        6.388        11.50       25-Jul-11        12,126,517.66        6.392        11.50
    25-Jun-08        58,935,000.00        6.177        11.50       25-Aug-11        11,181,413.51        6.181        11.50
    25-Jul-08        58,935,000.00        6.388        11.50       25-Sep-11        10,250,622.70        6.181        11.50
    25-Aug-08        58,935,000.00        6.178        11.50       25-Oct-11         9,333,936.60        6.392        11.50
    25-Sep-08        58,935,000.00        6.178        11.50       25-Nov-11         8,431,149.59        6.181        11.50
    25-Oct-08        58,935,000.00        6.389        11.50       25-Dec-11         7,542,058.96        6.392        11.50
    25-Nov-08        58,935,000.00        6.178        11.50       25-Jan-12         6,666,464.88        6.181        11.50
    25-Dec-08        58,935,000.00        6.389        11.50       25-Feb-12         5,804,170.37        6.181        11.50
    25-Jan-09        58,935,000.00        6.178        11.50       25-Mar-12         4,954,981.25        6.618        11.50
    25-Feb-09        56,996,773.93        6.178        11.50       25-Apr-12         4,118,706.11        6.182        11.50
    25-Mar-09        54,790,963.11        6.856        11.50       25-May-12         3,295,156.27        6.393        11.50
    25-Apr-09        52,615,971.57        6.178        11.50       25-Jun-12         2,484,145.74        6.182        11.50
    25-May-09        50,471,375.59        6.389        11.50       25-Jul-12         1,762,114.42        6.393        11.50
    25-Jun-09        48,356,757.25        6.178        11.50       25-Aug-12         1,050,276.01        6.182        11.50
    25-Jul-09        46,527,038.31        6.389        11.50       25-Sep-12           348,489.60        6.182        11.50
    25-Aug-09        44,725,154.31        6.179        11.50
----------------- ------------------- ----------- ------------ ----------------- ------------------- ----------- ------------



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
CFLX 2006-1 Preliminary Term Sheet: Excess Interest                                                               May 3, 2006
-----------------------------------------------------------------------------------------------------------------------------

                                                   EXCESS INTEREST (1)(2)
                                                   ---------------

DISTRIBUTION            EXCESS              DISTRIBUTION            EXCESS               DISTRIBUTION            EXCESS
   PERIOD         INTEREST(%)(1)(2)            PERIOD         INTEREST(%)(1)(2)             PERIOD         INTEREST(%)(1)(2)
 25-Jun-06              1.27                 25-Oct-09              0.55                  25-Feb-13              0.45
 25-Jul-06              0.84                 25-Nov-09              0.53                  25-Mar-13              0.45
 25-Aug-06              0.79                 25-Dec-09              0.53                  25-Apr-13              0.46
 25-Sep-06              0.78                 25-Jan-10              0.51                  25-May-13              0.46
 25-Oct-06              0.83                 25-Feb-10              0.50                  25-Jun-13              0.46
 25-Nov-06              0.78                 25-Mar-10              0.52                  25-Jul-13              0.47
 25-Dec-06              0.82                 25-Apr-10              0.49                  25-Aug-13              0.47
 25-Jan-07              0.76                 25-May-10              0.49                  25-Sep-13              0.47
 25-Feb-07              0.76                 25-Jun-10              0.47                  25-Oct-13              0.47
 25-Mar-07              0.89                 25-Jul-10              0.47                  25-Nov-13              0.48
 25-Apr-07              0.74                 25-Aug-10              0.46                  25-Dec-13              0.48
 25-May-07              0.78                 25-Sep-10              0.45                  25-Jan-14              0.48
 25-Jun-07              0.73                 25-Oct-10              0.44                  25-Feb-14              0.48
 25-Jul-07              0.76                 25-Nov-10              0.43                  25-Mar-14              0.49
 25-Aug-07              0.71                 25-Dec-10              0.43                  25-Apr-14              0.49
 25-Sep-07              0.70                 25-Jan-11              0.43                  25-May-14              0.49
 25-Oct-07              0.74                 25-Feb-11              0.44                  25-Jun-14              0.50
 25-Nov-07              0.69                 25-Mar-11              0.44                  25-Jul-14              0.50
 25-Dec-07              0.72                 25-Apr-11              0.44                  25-Aug-14              0.50
 25-Jan-08              0.67                 25-May-11              0.44                  25-Sep-14              0.51
 25-Feb-08              0.66                 25-Jun-11              0.44                  25-Oct-14              0.51
 25-Mar-08              0.72                 25-Jul-11              0.44                  25-Nov-14              0.51
 25-Apr-08              0.64                 25-Aug-11              0.44                  25-Dec-14              0.52
 25-May-08              0.67                 25-Sep-11              0.44                  25-Jan-15              0.52
 25-Jun-08              0.62                 25-Oct-11              0.44                  25-Feb-15              0.53
 25-Jul-08              0.65                 25-Nov-11              0.44                  25-Mar-15              0.53
 25-Aug-08              0.61                 25-Dec-11              0.44                  25-Apr-15              0.54
 25-Sep-08              0.61                 25-Jan-12              0.44                  25-May-15              0.54
 25-Oct-08              0.63                 25-Feb-12              0.44                  25-Jun-15              0.55
 25-Nov-08              0.60                 25-Mar-12              0.44                  25-Jul-15              0.55
 25-Dec-08              0.62                 25-Apr-12              0.44                  25-Aug-15              0.56
 25-Jan-09              0.59                 25-May-12              0.44                  25-Sep-15              0.56
 25-Feb-09              0.58                 25-Jun-12              0.44                  25-Oct-15              0.57
 25-Mar-09              0.64                 25-Jul-12              0.44                  25-Nov-15              0.57
 25-Apr-09              0.57                 25-Aug-12              0.44                  25-Dec-15              0.58
 25-May-09              0.58                 25-Sep-12              0.44                  25-Jan-16              0.59
 25-Jun-09              0.56                 25-Oct-12              0.44                  25-Feb-16              0.59
 25-Jul-09              0.57                 25-Nov-12              0.44                  25-Mar-16              0.60
 25-Aug-09              0.55                 25-Dec-12              0.44                  25-Apr-16              0.61
 25-Sep-09              0.54                 25-Jan-13              0.45

1.   Assumes a) no losses are incurred on the mortgage loans, b) 10% cleanup call is exercised at earliest possible date,
     c) the mortgage loans prepay at a speed of 100% PPC, and d) 1-month LIBOR rates of 5.05%.
2.   Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the principal balance of the Certificates prior to any distributions of principal on such Distribution Date.

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